UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
April 28, 2020
Date of Report (Date of earliest event reported)
THE PNC FINANCIAL SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)
Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of	(I.R.S. Employer
incorporation)	Identification No.)
The Tower at PNC Plaza
300 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2401
(Address of principal executive offices, including zip code)
(888) 762-2265
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $5.00	PNC	New York Stock Exchange
Depositary Shares Each Representing a 1/4,000 Interest in a Share of Fixed-to- Floating Rate Non-Cumulative Perpetual Preferred Stock, Series P	PNC P	New York Stock Exchange
Depositary Shares Each Representing a 1/4,000 Interest in a Share of 5.375% Non-Cumulative Perpetual Preferred Stock, Series Q	PNC Q	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Richard B. Kelson did not stand for re-election to the Board of Directors (the “Board”) of The PNC Financial Services Group, Inc. (“PNC”) at the annual meeting of shareholders held on April 28, 2020, as he had reached the mandatory retirement age set forth in PNC’s corporate governance guidelines.
Item 5.07. Submission of Matters to a Vote of Security Holders.
An annual meeting of shareholders of PNC was held on April 28, 2020 for the purpose of considering and acting upon the following matters:

(1)	The election of the 12 director nominees named in PNC's proxy statement to serve until the next annual meeting and until their successors are elected and qualified;

(2)	The ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as PNC’s independent registered public accounting firm for 2020;

(3)	An advisory vote to approve the compensation of PNC's named executive officers; and

(4)	The approval of the PNC Employee Stock Purchase Plan, as amended and restated effective January 1, 2020.
The final voting results for each proposal, as certified by the judge of election for the annual meeting, are described below. Fractional shares have been rounded as appropriate. For beneficial owners holding PNC shares at a bank or brokerage institution, a “broker non-vote” occurred if the owner failed to give voting instructions and the bank or broker was restricted from voting on the owner’s behalf under New York Stock Exchange rules.

(1)	The 12 director nominees named in PNC's proxy statement were elected to the Board.

Nominee	For	%	Against	%	Abstain	Broker Non-Votes
Joseph Alvarado	345,943,114	99.33%	2,341,741	0.67%	2,505,626	36,662,513
Charles E. Bunch	313,923,155	90.13%	34,384,786	9.87%	2,482,540	36,662,513
Debra A. Cafaro	345,982,427	99.34%	2,291,216	0.66%	2,516,838	36,662,513
Marjorie Rodgers Cheshire	347,338,023	99.70%	1,029,514	0.30%	2,422,944	36,662,513
William S. Demchak	335,113,409	96.26%	13,002,826	3.74%	2,674,217	36,662,513
Andrew T. Feldstein	342,090,955	98.98%	3,511,753	1.02%	5,187,773	36,662,513
Richard J. Harshman	347,425,107	99.76%	846,937	0.24%	2,518,437	36,662,513
Daniel R. Hesse	347,587,273	99.79%	718,878	0.21%	2,484,330	36,662,513
Linda R. Medler	347,766,283	99.82%	638,379	0.18%	2,385,819	36,662,513
Martin Pfinsgraff	347,600,100	99.81%	660,684	0.19%	2,529,697	36,662,513
Toni Townes-Whitley	347,697,145	99.79%	716,191	0.21%	2,377,045	36,662,513
Michael J. Ward	346,164,049	99.37%	2,204,410	0.63%	2,422,022	36,662,513

(2)	The Audit Committee’s selection of PricewaterhouseCoopers LLP as PNC’s independent registered public accounting firm for 2020 was ratified.

For	%	Against	%	Abstain	Broker Non-Votes
380,304,950	98.75%	4,798,341	1.25%	2,349,703	0

(3)	The compensation of PNC's named executive officers was approved on an advisory basis.

For	%	Against	%	Abstain	Broker Non-Votes
331,001,615	95.28%	16,379,398	4.72%	3,409,442	36,662,513

(4)	The PNC Employee Stock Purchase Plan, as amended and restated effective January 1, 2020, was approved.

For	%	Against	%	Abstain	Broker Non-Votes
345,968,483	99.41%	2,068,198	0.59%	2,753,800	36,662,513
With respect to all of the preceding matters, holders of PNC common stock and voting preferred stock voted together as a single class. As of January 31, 2020, the record date for the annual meeting, there were 430,269,971 possible votes. The table below sets forth, as of January 31, 2020, the number of shares of each class or series of stock that were issued and outstanding and entitled to vote, the number of votes per share, and the aggregate voting power of each class or series. The number of votes per share reflected below for the voting preferred stock is equal to the number of full shares of PNC common stock that can be acquired upon conversion of one share of voting preferred stock.

Title of Class or Series	Number of Shares Entitled to Vote	Votes Per Share	Aggregate Voting Power
Common Stock	430,265,435	1	430,265,435
$1.80 Cumulative Convertible Preferred Stock - Series B	567	8	4,536

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC. (Registrant)
Date:	May 1, 2020	By:	/s/ Gregory H. Kozich
Gregory H. Kozich
Senior Vice President and Controller